As filed with the Securities and Exchange Commission on January 17, 2000 Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EXPERTELLIGENCE, INC.
(Exact name of Registrant as specified in its charter)
California 95-3506403
(State or other jurisdiction of (IRS Employer Identification Number) incorporation or organization)
25 East Ortega Street
Santa Barbara, California 93101
(805) 962-2558
(Address of Principal Executive Offices)

WARRANT AGREEMENT
(Full titles of the Plan)

Denison W. Bollay
25 East Ortega Street
Santa Barbara, California 93101
(805) 962-2558
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Bruce W. McRoy, Esq.
Reicker, Clough, Pfau & Pyle LLP
1421 State Street., Suite B
Santa Barbara, California 93101
(805) 966-2440

                                                          CALCULATION OF
REGISTRATION FEE
TITLE OF CLASS OF SECURITIES TO BE REGISTERED
Common Stock, no par value

AMOUNT TO BE REGISTERED**
20,000 shares

PROPOSED MAXIMUM OFFERING PRICE PER SHARE
$ 19.00

PROPOSED MAXIMUM AGGREGATE OFFERING
$380,000

AMOUNT OF REGISTRATION FEE*
$100.32

 * Estimated solely for the purpose of calculating the registration fee.
** The share covered by this Registration Statement represents 20,000 shares of Common Stock issuable upon exercise of a Warrant issued to a consultant to the Company.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:
(1) Registrant's Annual Report on Form 10-K for its fiscal year ended
September 30, 1999 (Commission file number 0-11596);
(2) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 0-11596) under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.
In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Counsel for Registrant, Reicker, Clough, Pfau & Pyle LLP, has rendered an opinion to the effect that Registrant's shares of Common Stock covered by the Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance.
Bruce W. McRoy, is a partner in the firm of Reicker Clough, Pfau & Pyle LLP. Mr. McRoy owns 1,000 shares of Registrant's Common Stock.
Item 6. Indemnification of Directors and Officers
The Board of Directors of Registrant has resolved to indemnify the officers and director of Registrant to the full extent permitted by Section 317 of the California General Corporation Law, and Article VI of Registrant's Bylaws provides for indemnification of officers and directors to the same extent.
Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. On January 27, 1988, Registrant's Board of Directors approved amendments to Registrant's Articles of Incorporation providing for the indemnification of directors and officers of the Company to the fullest extent permitted under California law. These amendments limit the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permit Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the
California General Corporation Law. These amendments and the entering into of indemnification agreements were approved by Registrant's stockholders at the annual stockholders' meeting held on March 30, 1988. In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.
Item 7. Exception from Registration Claimed
Not applicable.
Item 8. Exhibits
The following Exhibits are filed as a part of this Registration Statement:
4.1 Stock Option Agreement dated September 30, 1999.
5.1 Opinion of Reicker, Clough, Pfau & Pyle, LLP
24.1 Consent of McGowan Guntermann
24.2 Consent of Reicker, Clough, Pfau & Pyle, LLP (included in Opinion of Reicker, Clough Pfau & Pyle, LLP filed as Exhibit 5.1 herein).
Item 9. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities
Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(a) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporation Law, the
Certificate
of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise,
Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Santa Barbara, State of California, on February 08, 2000.
EXPERTELLIGENCE, INC.

By /s/ Denison W. Bollay
Denison W. Bollay, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature


/s/ Denison W. Bollay
Denison W. Bollay
President, and Director
February 08,2000
/s/ Robert W. Reali
Robert W. Reali
Secretary, Treasurer and Director
(Principal Financial and
Accounting Officer)
February 08,2000



EXHIBIT INDEX
Exhibit Number
Description of Item
Sequential Page
4.1
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE
BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR
FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. NO
SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT
REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN
OPINION OF COUNSEL SKILLED IN SECURITIES LAWS MATTERS AND
REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGIS-
TRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
WARRANT 0
to Purchase Common Stock
of
EXPERTELLIGENCE, INC.
Expiring January 14, 2002

Number of Shares: 20,000

THIS IS TO CERTIFY THAT:
1. Grant. For valuable consideration, receipt of which is hereby acknowledged, EMILY OSTLER ("Holder") is entitled to purchase from EXPERTELLIGENCE, INC., a California corporation (the "Company"), at any time on and after the date of issuance of this Warrant (the "Issue
Date"),
but not later than 5:00 p.m. (California time) on January 14, 2002, (the "Expiration Date"), Twenty Thousand (20,000) shares of Common Stock of the Company (the "Shares"), at an exercise price of Four Dollars ($4.00) per share (the "Exercise Price") and to exercise the other rights, powers and privileges specified herein.
2. Definitions. As used in this Warrant, the following terms shall have the following meanings.
"Common Stock" means the Company's Common Stock as such class of security existed on the Issue Date and any stock into which such Common Stock may thereafter be changed.
"Holder" of any security means the record owner of such security.
"Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities and governments, agencies and political subdivisions.
3. Exercise of Warrant.
3.1. Right. The Holder of this Warrant may, at any time on and after the Issue Date, but not later than 5:00 p.m. (California time) on the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the purchase of the shares of Common Stock which such Holder is then entitled to purchase hereunder, at the exercise price per share determined in accordance with the provisions hereof; provided that each exercise of this Warrant must be with respect to a number of shares equal to not less than the lesser of one hundred (100) shares and the total number of shares with respect to which this Warrant is then exercisable. A notice of exercise of this Warrant delivered by the Holder which is with respect to a number of Shares less than the minimum number of Shares determined pursuant to the preceding sentence shall be null and void.
3.2. Delivery. In order to exercise this Warrant in whole or in part, the Holder hereof shall deliver to the Company at its principal office
(a) a written notice, substantially in the form set forth on Exhibit A hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b), subject to the provisions of Section 6.3 hereof, a certified or bank cashier's check or checks payable to the Company, in an amount equal to the aggregate exercise price of the shares of Common Stock being purchased, and (c) this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within five (5) business days (if the place of delivery specified in the exercise notice is located in the United States) or within ten (10) business days (if the place of delivery specified in the exercise notice is located elsewhere) thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. Such certificate(s) shall be deemed to have been issued and such Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of said notice. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such stock certificate or certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the remaining shares of Common Stock covered by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
3.3. Expenses. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Warrant, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of the delivery of the notice of exercise mentioned above.
3.4. Valid Issuance. All shares of Common Stock issuable upon the exercise of this Warrant shall, when issued and upon receipt of the Exercise Price therefor, be validly issued, free from preemptive rights
(other than any such rights of the Holder), fully paid and nonassessable.
3.5. No Fractional Shares. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay for such fraction of a share at the Exercise Price in effect on the date of such exercise of this Warrant.
4. Adjustment of Rights. The number of shares of Common Stock and the Exercise Price specified in Section 1 hereof shall be subject to adjustment from time to time as hereinafter provided in this Section
4.1. Stock Splits and Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common
Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately and the number of shares of Common Stock which may be purchased under this Warrant shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of shares of Common Stock which may be purchased hereunder shall be reduced proportionately.
4.2. Merger or Consolidation. Subject to the provisions of Section
6 of this Warrant, in case the Company shall enter into any agreement (a) for the consolidation with or merger of the Company into any other corporation wherein (i) the Company is not the surviving corporation or (ii) the Company is the surviving corporation but the transaction is effected as a reverse triangular merger, a downstream merger, or a similar transaction as a result of which the other corporation, or its shareholders, acquire control of more than fifty percent (50%) of the voting securities of the Company, or (b) for the sale of 80% or more of the issued and outstanding capital stock of the Company, or (c) for the sale or conveyance of all or substantially all of the Company's assets, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities or property shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to the aggregate Exercise Price which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that all the provisions of this Warrant (including the adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.
4.3. Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 4.1) the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to the aggregate Exercise Price which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification. In case of any such reorganization or recapitalization, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that all of the provisions of this Warrant (including the adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.
4.4. Statement of Adjustment. Whenever the Exercise Price and/or the number of shares of Common Stock subject to this Warrant are adjusted pursuant to this Section 4, the Company shall prepare a written statement signed by an officer of the Company setting forth the adjusted Exercise Price and the number of shares purchasable under this Warrant, determined as provided in this Section 4, and the facts requiring such an adjustment. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the Holder of this Warrant and shall at all reasonable times during business hours be open to inspection by the Holder of the Warrant. The Company shall promptly cause a copy of such notice to be mailed, first class postage prepaid, to the Holder of record of this Warrant.
5. Reservation of Stock.
5.1. Reservation. The Company covenants that it will reserve and set apart and have at all times a number of authorized but unissued shares of Common Stock, or other stock or securities deliverable pursuant to this Warrant, sufficient to enable the Company at any time to fulfill all of its obligations under this Warrant. The Company covenants that, at any time when the Common Stock is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon the exercise of this Warrant.
5.2. Approvals. The Company covenants that if any shares of Common Stock, or other stock or securities, required to be reserved for issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under federal or state law, before such shares may be validly issued upon exercise of this Warrant, the Company will, in good faith and as expeditiously as possible, endeavor to cause such shares to be duly registered or approved.
6. Company's Right of Acceleration.
6.1. Right to Accelerate. Notwithstanding anything in this Warrant to the contrary, (a) if the Company or the shareholders of the Company enter into a bona fide agreement (i) for the consolidation with or merger of the Company into any other corporation wherein (A) the Company is not the surviving corporation or (B) the Company is the surviving corporation but the transaction is effected as a reverse triangular merger, a downstream merger, or a similar transaction as a result of which the other company, or its shareholders, acquire control of more than fifty percent
(50%) of the voting securities of the Company, or (ii) for the sale of 80% or more of the issued and outstanding capital stock of the Company, or (iii) the sale or conveyance of all or substantially all of the Company's assets and (b) as a condition of the consummation of any such agreement the surviving corporation, or the disappearing corporation which is not the Company, or the purchaser(s) of the capital stock or assets, require that this Warrant either be exercised or canceled prior to the consummation of such agreement, then the Company shall have the right to give the Holder notice of such condition and demand that the Holder deliver to the Company within thirty (30) days after the Company's delivery of such notice written notice of (I) the Holder's exercise in full of this Warrant, or (II) the Holder's consent to the cancellation of this Warrant pursuant to this Section 6, or (III) the Holder's exercise in part of this Warrant and consent to the cancellation of the unexercised portion of this Warrant pursuant to this Section 6.
6.2. Consideration. In full consideration for the Holder's cancellation of this Warrant pursuant to this Section 6, the Company shall pay to the Holder in cash the sum of One Hundred Dollars ($100.00) if this Warrant is canceled in full, or the applicable proportionate amount thereof if this Warrant is canceled in part.
6.3. Net Issue Exercise.
6.3.1. If the Company has the right to accelerate the exercise of the Warrant under this Section 6.1, and the value of the per share consideration that would be received by the Holder in the transaction described in Section 6.1, above, if this Warrant had been exercised in full immediately prior to the closing of such transaction, is less than Two
Hundred Percent (200%) of the then Exercise Price of the Warrant, then the Holder may exercise the Warrant in accordance with the provisions of this Section
6.3.2. If Holder elects to exercise the Warrant under Section
6.3, the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:
X = (Y)(A-B)
A
Where X = The number of shares of Common
Stock to be issued to Holder
Y = The number of shares of Common
Stock purchasable under this Warrant
A = The value of the consideration that
would be received in the Section 6.1
transaction
B = Exercise Price (as adjusted to the
date of the Section 6.1 transaction)
6.3.3. The Board of Directors of the Company shall determine in good faith the value of the per share consideration that would be received by the Holder in the Section 6.1 transaction, which determination shall be conclusive for all purposes.
6.4. Power of Attorney. If the Holder does not deliver any such written notice to the Company within such 30-day period, for all purposes the Holder shall be conclusively deemed to have consented to the cancellation of this Warrant in full and to the appointment of the President of the Company as the Holder's attorney-in-fact, with right of substitution, for the sole purpose of effecting such cancellation. The President of the Company, if appointed attorney-in-fact for the Holder of this Warrant pursuant to the provisions of the preceding sentence, may effect the cancellation of this Warrant or the remaining unexercised portion of this Warrant by delivery to the Holder of this Warrant of payment in cash of the full consideration for the cancellation of this Warrant and this Warrant shall be canceled for all purposes upon delivery of such consideration to the Holder hereof and the consummation of the transaction with respect to which notice was given to the Holder hereof.
The Holder of this Warrant acknowledges that the grant of the foregoing power-of-attorney is coupled with an interest and shall survive the death or disability of the Holder.
6.5. Termination. If the transaction contemplated by any agreement described in Section 6.1 hereof and entered into by the Company or the shareholders of the Company is not consummated or the parties abandon any such agreement, the Company shall notify the Holder of this Warrant of such event, the notice previously given by the Company with respect to such agreement shall be canceled, and the Holder of this Warrant shall have no further obligation to exercise or cancel this Warrant by reason of the notice from the Company; provided that the provisions of this Section 6 shall survive the cancellation of any notice from the Company and shall apply to any subsequent agreement entered into by the Company or the shareholders of the Company to the same extent as if they had not entered into any prior agreement.
7. Notices.
7.1. Notice Events. In case the Company proposes:
(a) to pay any dividend upon any class of its stock which is payable in stock (of any class or classes) or to make any distribution to the Holders of any class of its stock; or
(b) to issue or grant any rights or options with respect to the Common Stock; or
(c) to effect any capital reorganization or reclassification of capital stock of the Company; or
(d) to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety; or
(e) to convey, sell or distribute all or substantially all of its assets or to divide the business or ownership of the Company; or
(f) to effect the liquidation, dissolution or winding up of the Company;
then the Company shall cause notice of such intended action to be given to the Holder of this Warrant not less than thirty (30) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution, issuance or grant, or the date when such issuance, grant, capital reorganization, reclassification, consolidation, merger, liquidation, dissolution or winding up shall be effective, as the case may be.
7.2 Addresses. Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant shall be personally delivered, or mailed by first class mail, registered or certified, postage prepaid and return receipt requested, or sent by facsimile, e-mail or other form of electronic transmission, to the Holder at 12 Harrisburg, Irvine, California 92620, Facsimile No. (949) ________, e-mail:
______________________, or such other address as shall have been furnished to the Company by the Holder of record of this Warrant. Any notice or other document required or permitted to be given or delivered to the Company shall be personally delivered, or mailed by first class mail, registered or certified, postage prepaid and return receipt requested, or sent by facsimile, e-mail or other form of electronic transmission, to the principal office of the Company at 25 East Ortega Street, Santa Barbara, CA 93101, Attention: Denison W. Bollay, President, Facsimile No. (805) 962-5188, e- mail: denny@expertelligence .com or such other address as shall have been furnished by the Company to the Holder of record of this Warrant. All notices and other documents given under this Warrant shall be deemed to have been duly given when delivered, if personally delivered, five (5) days after mailing, if mailed, and when transmitted if sent by facsimile or other form of electronic transmission. If this Warrant has been issued in the name of more than one person, the Company's delivery of notice to any one of such persons shall constitute notice to all of such persons and the Company may conclusively rely on any notice or other communication from any one of such persons as constituting such notice or communication from all of such persons.
8. Securities Law. Neither the sale and issuance of this Warrant nor the sale and issuance of any shares of Common Stock or other stock and securities issuable upon the exercise of this Warrant have been registered under the Securities Act. Neither this Warrant nor any shares of Common Stock or other stock or securities issued upon the exercise of this Warrant may be resold unless and until they have been registered under the Securities Act or pursuant to the terms of an applicable exemption from registration under the Securities Act. The Company may place such restrictive legends on this Warrant and any certificates and other documents evidencing any shares of Common Stock or other stock and securities issued upon exercise of this Warrant as the Company deems appropriate for purposes of complying with any federal or state securities laws.
9. Limitation of Liability. The Holder of this Warrant shall have no rights as a shareholder of the Company unless and until the Holder properly exercises this Warrant and the Company issues to the Holder shares of Common Stock, or stock or other securities, of the Company by reason of such exercise. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
10. Assignment. The Holder of this Warrant may not assign all or any portion of his right, title and interest under this Warrant to any person without receiving the Company's prior, written approval.
11. Interpretation. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Warrant.
12. Governing Law. This Warrant shall be construed in accordance with, and governed by, the laws of the State of California, in which it is being executed, delivered, and is to be performed.
13. Arbitration. Unless the relief sought requires the exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the interpretation or enforcement of the provisions of this Warrant, or the application or validity thereof, shall be submitted to arbitration. Such arbitration proceedings shall be held in Santa Barbara, California, before three (3) arbitrators and in accordance with the Rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction. At the time of the commencement of any arbitration, the parties to the arbitration shall use their best efforts to establish reasonable discovery and other procedures for the conduct of such arbitration.
IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be signed in its name by its President. EXPERTELLIGENCE, INC.,

By:__________________________
_______________
Robert W. Reali, Secretary
NOTICE OF
EXERCISE OF WARRANT TO
PURCHASE COMMON STOCK OF
EXPERTELLIGENCE, INC.
EXPIRING JANUARY 14, 2002

The undersigned, the Holder of the above-referenced Warrant, hereby elects to exercise rights represented by said Warrant for, and to purchase thereunder, ______________________ shares of Common Stock covered by said Warrant and herewith makes payment in full of the Exercise Price therefor of $_______________, and requests that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the names of and delivered to _________________, whose address is _______________________________; and, if such shares shall not include all of the shares issuable as provided in said Warrant, requests that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned. If this Warrant has been issued in the name of more than one person, the Company may conclusively rely on this Notice of Exercise as constituting a Notice of Exercise from all of such persons.


Date:__________________


-9-

Exhibit A

5.1 Opinion of Reicker, Clough, Pfau & Pyle, LLP
February 07, 2000
ExperTelligence, Inc.
23 East Ortega Street
Santa Barbara, California 93101
RE: REGISTRATION STATEMENT ON FORM S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8
(the "Registration Statement") to be filed by ExperTelligence, Inc., a California corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about Feb 07, 2000, in connection with the registration under the Securities Act of 1933, as amended, of 20,000 shares of Common Stock, no par value (the "Shares"), underlying Warrants granted to Emily Ostler for consulting services rendered . As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Agreement.
It is our opinion that, when issued and sold in the manner described and pursuant to the Agreement, the warrants to purchase 20,000 shares of CommonStock and the underlying 20,000 shares Common Stock to be issued upon exercise will be legally and validly issued, fully-paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.
Very truly yours,
REICKER, CLOUGH, PFAU & PYLE, LLP

/s/ Reicker, Clough, Pfau & Pyle, LLP
24.1 Consent of McGowan Guntermann
EXHIBIT 24.1
CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
ExperTelligence, Inc.
We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the grant of Warrants to purchase 20,000 shares of Common Stock granted to Emily Ostler for consulting rendered our report dated November 5, 1999, relating to the consolidated balance sheets of ExperTelligence, Inc., as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the
September 30, 1999 Annual Report on Form 10-K of ExperTelligence, Inc. MCGOWAN GUNTERMANN


/s/ McGowan Guntermann
Santa Barbara, California
February 07, 2000
24.2 Consent of Reicker, Clough, Pfau & Pyle, LLP (included in Opinion of Reicker, Clough, Pfau & Pyle, LLP, filed as Exhibit 5.1 herein)